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                                                                    Exhibit 21.1

Subsidiaries of Aviva Petroleum Inc.

                                  Place of
Company                           Incorporation
----------------------------      -------------
Aviva Operating Company           Nevada
Aviva (USA) Inc.                  Texas
London & Aberdeen Inc.            Nevada
Aviva Energy Inc.                 Nevada
Aviva America, Inc.               Delaware
Neo Energy, Inc.                  Texas
Garnet Resources Corporation      Delaware
Garnet Oil Corporation            Delaware
Garnet Pakistan Corporation       Delaware
Garnet Spain Corporation          Delaware
Garnet Turkey Corporation         Delaware
Garnet PNG Corporation            Delaware
Argosy Energy Incorporated        Delaware
Garnet Energy Corporation         Delaware
Garnet Acquisition II, Inc.       Texas
Garnet Sulfur Company             Nevada
Argosy Energy International       Utah limited partnership
Argosy Petroleum Company, SA      Colombia, South America
Garnet Resources Canada Ltd.      British Columbia